UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2008

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - Financial Information

Item 2.05. Costs Associated with Exit or Disposal Activities

          On November 4, 2008, the Board of Directors of Golden Phoenix Minerals, Inc. (the “Company”) made the decision to suspend active mining operations at the Ashdown molybdenum mine in Humboldt County, Nevada (the “Ashdown Project”), laying off approximately 76 miners until further notice, constituting approximately 90% of its labor force. The suspension of active mining and reduction in force at the Ashdown Project took place in response to the recent substantial decline of molybdenum oxide prices due to the slowdown in construction and auto sales, which have caused the steel industry to take aggressive measures to reduce production and consume existing inventories of molybdenum oxide. The estimated costs associated with this course of action and charges that will result in future cash expenditures cannot be determined in good faith by the Company at this time. However, the Company undertakes to file an amendment to this Current Report on Form 8-K within four business days after making a determination of such estimates or range of estimates.

SECTION 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          (a)        Effective November 7, 2008, Dennis P. Gauger resigned from his position as the Company’s Chief Financial Officer.

          (b)        Further, effective November 7, 2008, Ronald Parratt resigned for personal reasons from his position as a member of the Board of Directors of the Company.

          (c)        On November 8, 2008, the Board of Directors appointed David A. Caldwell, the Company’s Chief Executive Officer, to act as Chief Financial Officer.

          Mr. Caldwell is a Director of the Company and has served in this capacity since the Company’s inception in 1997. Effective January 31, 2007 he accepted the position of Chief Executive Officer. Previously, Mr. Caldwell served as President and Chief Operating Officer from January 1, 2006 to his current appointment as Chief Executive Officer. Mr. Caldwell also currently serves on the Management Committee of Ashdown LLC. Mr. Caldwell has more than 20 years experience as a geologist and geophysicist specializing in the discovery, delineation and economic evaluation of mineral deposits. He received his Bachelor of Science degrees in Geology and in Geophysics from the Institute of Technology at the University of Minnesota, and his Masters of Science degree in Geology and Geochemistry from the New Mexico Institute of Mining and Technology. His experience spans from generative fieldwork to project development through bankable feasibility. From 1997 through 2005 Mr. Caldwell was the Chief Geologist for Nevada Pacific Gold in Elko, Nevada, which he co-founded with four partners. Before entering the junior gold sector, Mr. Caldwell gained skills in project generation, management and development at Santa Fe Pacific Gold Corporation and Gold Fields Mining Company. He brings over 16 years of Nevada gold experience, and acts as Chief Geoscientist for the Company. Mr. Caldwell is active in local community development projects and sits on the Board of Trustees for the Northwest Mining Association, and the Board of Directors for the Geologic Society of Nevada.

          There have been no changes to Mr. Caldwell’s compensatory arrangement with the Company as a result of his appointment as Chief Financial Officer.

SECTION 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

On November 10, 2008, the Company issued a press release announcing the stand down of active mining at the Ashdown Project and corresponding reduction in force until further notice.

A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated November 10, 2008, entitled “Golden Phoenix Announces Stand Down of Active Mining at the Ashdown Project”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:	November 10, 2008	By: /s/ David A. Caldwell

David A. Caldwell

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated November 10, 2008, entitled “Golden Phoenix Announces Stand Down of Active Mining at the Ashdown Project”